                                                                   EXHIBIT 10.22

                        ASPEN INSURANCE HOLDINGS LIMITED

                       NONQUALIFIED SHARE OPTION AGREEMENT

                  THIS AGREEMENT (the "Agreement"), is made effective as of the
22nd day of December, 2004 (hereinafter called the "Date of Grant"), between
Aspen Insurance Holdings Limited, a Bermuda corporation (hereinafter called the
"Company"), and               (hereinafter called the "Participant"):

                                R E C I T A L S:
                                - - - - - - - -
                  WHEREAS, the Company has adopted the Aspen Insurance Holdings
2003 Share Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

                  WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the performance-based option provided for herein to the Participant pursuant to the
Plan and the terms set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants
hereinafter set forth, the parties agree as follows:

1.  Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of Shares (the "Option"), subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $24.44 per Share (the "Option Price"). The
    Option is intended to be a non-qualified share option, and is not intended to be treated as an option that complies with Section 422 of the Code.

2.  Vesting. The Option shall become vested and exercisable only to the extent that the Return on Equity (calculated as described in Section 2(a) below, the "ROE") targets described below are achieved.

    (a) For purposes of this agreement, "ROE" shall be equal to net income determined under United States Generally Accepted Accounting Principles
        ("US GAAP") after deduction of the cost of all Awards granted under the
        Plan as a percentage of weighted average shareholders' equity, which shall be determined by the Board based on the Company's audited financials under US GAAP.

    (b) For purposes of this Agreement, "2004 ROE Percentage" shall be equal to the Company's actual ROE for the fiscal year ended December 31, 2004
        (the "2004 Fiscal Year"), expressed as a percentage of the ROE target for the 2004 Fiscal Year. The ROE target with respect to the 2004 Fiscal
        Year is set forth on Exhibit A, a copy of which is attached hereto and incorporated herein by reference.

    (c) The number of Shares underlying the Option that are eligible for vesting
        (the "Eligible Shares") shall depend on the Company's 2004 ROE
        Percentage. If the Company's 2004 ROE Percentage is 100% or more, all of the Shares underlying the Option shall become Eligible Shares. If the
        Company's 2004 ROE Percentage is less than 100% but not less than
        66.67%, then a reduced number of Shares underlying the Option shall be
        Eligible Shares as follows:

            2004 ROE Percentage                Percentage of Eligible Shares
            -------------------                -----------------------------
                < 66.67%                                    0%
                  66.67%                                   10%
                   75%                                    32.50%
                  83.33%                                   55%
                  91.67%                                  77.50%
        greater than or equal to 100%                      100%

                Interim percentages to be interpolated linearly.

        If the Company's 2004 ROE Percentage is less than 66.67% or if in any case the Company's actual ROE for the 2004 Fiscal Year is less than 10%, none of the Shares underlying the Option shall become Eligible Shares and the Option shall immediately be forfeited without consideration.

    (d) Subject to the Participant's continued Employment with the Company
        (which Employment shall not include the performance of services under a notice of termination or resignation), Eligible Shares underlying the
        Option shall become vested and exercisable in thirds, with (i) one-third
        (1/3) becoming vested upon the later of (x) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute the Company's
        ROE for the 2004 Fiscal Year or (y) the date such ROE is approved by the
        Board of Directors or an authorized committee thereof (the "Initial
        Vesting Date"), (ii) one-third (1/3) becoming vested on the first anniversary of the Initial Vesting Date, and (iii) one-third (1/3)
        becoming vested on the second anniversary of the Initial Vesting Date.

    (e) In connection with any event described in Section 10(a) of the Plan or in the event of a change in applicable accounting rules, the Committee shall make such adjustments in the terms of the Option, including but not limited to the ROE targets, if any, as it shall determine shall be necessary to equitably reflect such event in order to prevent dilution or enlargement of the potential benefits of the Option. The Committee's determination as to any such adjustment shall be final.

    (f) At any time, the portion of the Option that has become vested and exercisable as

        described above (or pursuant to Section 2(g) below) is hereinafter referred to as the "Vested Portion."

    (g) If the Participant's Employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a);
        provided, however, that in the event the Participant is terminated for
        Cause (as defined below), the Vested Portion shall immediately be canceled without consideration to the extent not previously exercised.

3.  Exercise of Option.
    ------------------

    (a) Period of Exercise. Subject to the provisions of the Plan and this
        Agreement, the Participant may exercise all or any part of the Vested
        Portion of the Option at any time prior to the earliest to occur of:

        (i)   the tenth anniversary of the Date of Grant;

        (ii)  the first anniversary of the Participant's termination of
              Employment due to death or Disability (as defined below);

        (iii) the first anniversary of the Participant's termination of
              Employment by the Company without Cause (for any reason other than due to death or Disability) or by the Participant with Good Reason
              (as defined below);

        (iv)  three months following the date of the Participant's termination of Employment by the Participant for any reason (other than due to death or Disability or Good Reason); and

        (v)   the date of the Participant's termination of Employment by the
              Company for Cause.

        If the Participant has entered into an employment or service agreement with the Company or any of its Affiliates, the definition of "Cause" set forth in such agreement shall apply for purposes of this Agreement.
        Otherwise, "Cause" shall mean (i) Participant's engagement in misconduct which is materially injurious to the Company or any of its Affiliates,
        (ii) Participant's continued failure to substantially perform his or her duties to the Company or any of its Affiliates, (iii) Participant's
        repeated dishonesty in the performance of his or her duties to the
        Company or any of its Affiliates, (iv) Participant's commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) criminal offense that could result in a jail sentence of at least 30 days, (v) Participant's continued failure to comply with the material applicable rules and regulations of any regulatory authority with regulatory jurisdiction over the Company or any of its Affiliates, or (vi) Participant's material breach of any confidentiality or non-competition covenant entered into between the
        Participant and the Company, provided that, with respect to such a breach of covenant that could be cured, the Participant did not promptly cure such breach. The determination of the existence of Cause shall be made by the Committee in good faith. Notwithstanding anything in this
        Agreement to the contrary, if the Committee determines in good faith that grounds for termination of the Participant's Employment for Cause exist or existed at the time of termination of the Participant's
        Employment for any reason, then, for all purposes, the Option shall be treated as if such termination of the Participant's Employment were or had been for Cause.

        For purposes of this Agreement, "Disability" shall mean the inability of a Participant to perform in all material respects his or her duties and responsibilities to the Company, or any Affiliate of the Company, by
        reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the
        Committee may determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his or her representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity, which is reasonably satisfactory to the Committee.

        For purposes of this Agreement, "Good Reason" shall mean (i) a reduction in the Participant's annual base salary or annual bonus opportunity, or the failure to pay or provide the same when due, (ii) a material diminution in the Participant's duties, authority, responsibilities or title, or the assignment to the Participant of duties or
        responsibilities which are materially inconsistent with his position,
        (iii) a material adverse change in the Participant's reporting relationship, or (iv) the Company's requiring the Participant to be based at any office or location more than fifty (50) miles from the
        Participant's office at the time of the Effective Date; provided, however, that no such event(s) shall constitute "Good Reason" unless the
        Company shall have failed to cure such event(s) within 30 days after receipt by the Company from the Participant of written notice describing in detail such event(s).

    (b) Method of Exercise.
        ------------------

        (i)   Subject to Section 3(a), the Vested Portion of the Option may be
              exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the
              Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which an Option is being exercised and the method of payment of the Option Price. The
              Option Price for the Shares as to which the Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by check); (B) in Shares having a Fair
              Market Value equal to the aggregate Option Price for the Shares being purchased and

              satisfying such other requirements as may be imposed by the
              Committee; (C) partly in cash and partly in such Shares; or (D) by delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No
              Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the
              Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

       (ii)   Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

       (iii)  Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

       (iv)   In the event of the Participant's death, subject to Section
              6, the Vested Portion of the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

4.       No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliate's right to terminate the Employment of such Participant.

5.       Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.  Transferability.
    ---------------

    (a) The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any
        Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance; provided, further, that, upon written request by the
        Participant, the Committee may, subject to such rules as the Committee may adopt, permit the Option to be transferred by the Participant to (i)
        the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate
        Family"); (ii) a trust primarily for the benefit of the Participant and/or members of his or her Immediate Family (a "Family Trust"); or
        (iii) a partnership or limited liability company or other entity whose only partners or other equity owners are a Family Trust, the Participant and/or his or her Immediate Family members (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a
        "Permitted Transferee"). The request by the Participant shall describe the terms and conditions of the proposed transfer and the Committee shall notify the Participant in writing if such a transfer will be permitted.

    (b) Following a permitted transfer described in Section 6(a) above, all terms of the Option shall apply to the Permitted Transferee and any reference in the Plan and in the Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted
        Transferees shall not be entitled to transfer the Option, other than by will or the laws of descent and distribution, (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such
        Option if the Committee determines that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; provided that, if such notice is not provided to the Permitted Transferee, such notices are delivered by the Company to the Participant and (iv) the consequences of termination of the Participant's Employment under the terms of the Plan and the Agreement shall continue to be applied with respect to the
        Participant, following which the transferred Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the Agreement. No permitted transfer of the
        Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

    (c) Except as otherwise described in this Section 6, during the
        Participant's lifetime, the Option is exercisable only by the
        Participant.

7.  Withholding. The Participant may be required to pay to the Company or any
    Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the
    Committee to satisfy all obligations for the payment of such withholding taxes.

8.  Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this
    Agreement.

9.  Notices. Any notice necessary under this Agreement shall be addressed to the
    Company in care of its Secretary at the principal executive office of the
    Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
    ACCORDANCE WITH THE LAWS OF BERMUDA, WITHOUT REGARD TO CONFLICTS OF LAWS
    PRINCIPLES.

11. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan (including without limitation the arbitration provision), and the terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Rights as a Shareholder. The Participant shall have no rights as a shareholder, and shall not receive dividends, with respect to any Shares subject to the Option until the Option has been exercised and Share certificates have been issued to the Participant.

13. Fiscal Year. If the Company's fiscal year is changed to other than a calendar year, the references to calendar year in this Agreement shall be adjusted to appropriately reflect the change.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                ASPEN INSURANCE HOLDINGS LIMITED

                                            By:
                                                --------------------------------

AGREED AND ACKNOWLEDGED AS
OF THE DATE FIRST ABOVE WRITTEN:

-------------------------------------
Participant

                                    EXHIBIT A
                                    ---------

                         ROE TARGET FOR 2004 FISCAL YEAR